3: CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 1, 2001, included in this Form 10-K for the year ended December 31, 2000, into the Company's previously filed Registration Statement (Form S-8 No. 33-41279).

ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma

March 6, 2001